UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2008

UNION STREET ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33281	20-5221262
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

102 South Union Street
Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)
(703) 682-0730
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On October 31, 2008, Union Street Acquisition Corp. (“USQ”) entered into a letter agreement (the “Amended Letter Agreement”) with Archway Marketing Holdings, Inc. (“Holdings”) which amended that certain letter agreement between USQ and Holdings, dated as of September 14, 2008, as previously disclosed in USQ’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2008, pursuant to which Holdings agreed to pay to USQ a fee of $750,000 (the “Fee”) upon the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of September 14, 2008, by and among Archway Marketing Holdings, Inc., Archway Marketing Acquisition, Inc., Argenbright, Inc. and Archway Marketing Services, Inc., as amended (the “Merger Agreement”). Pursuant to the Amended Letter Agreement, USQ and Holdings agreed that in consideration of Holdings’ additional efforts and risks related to the transactions arising from the significant changes in the financing and economic environment in recent weeks and the attendant difficulties, expenses and terms of obtaining reasonable financing for the transactions, the Fee was reduced from $750,000 to $250,000. The Amended Letter Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
On November 3, 2008, the transactions contemplated by the Merger Agreement were completed.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits:

Exhibit	Description
10.1	Letter Agreement, by and between Archway Marketing Holdings, Inc. and Union Street Acquisition Corp., dated October 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: November 5, 2008

UNION STREET ACQUISITION CORP.
By:	/s/ Brian Burke
	Name:	Brian Burke
	Title:	Chief Financial Officer